Exhibit 3.17

3-1-74.39 1653

Commonwealth of Pennsylvania

Department of State

Corporation Bureau

ARTICLES OF INCORPORATION

In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

1. The name of the corporation is:

IN – TER – SPACE Services, Inc.

2. The location and post office address of its initial registered office in this Commonwealth is:

1444 Hamilton St., 5th Floor		Allentown	Lehigh
Number	Street	City	County

3. The purpose or purposes of the corporation which shall be organized under this Act are as follows: (**)

The corporation shall have unlimited powers to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law approved May 5, 1933, P.L. 364, as amended.

4. The term of its existence is: Perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is (***)

Authorized Capital: $2,500.00

Twenty-five (25) shares of Common Stock, par value One Hundred

($100.00) Dollars per share

(*)	One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act.
(**)	It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.
(***)	There should be set forth the number and par value of all shares having per value the number of shares without par value; and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

3-1-74.39 1654

6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

NAME	ADDRESS (Including street and number, if any)
George R. Lieberman	R.D. #2, Allentown, Pa.
Joseph L. Appalucci	833 Oxford Dr., Allentown, Pa.
James F. Gallo	2142 Chew Street, Allentown, Pa.
Christian Showalter	R.D. #2, Coopersburg, Pa.
Joseph J. Gander, II	2864 Edgemont Dr., Allentown, Pa.

7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

NAME	ADDRESS (Including street and number, if any)	NUMBER AND CLASS OF SHARES
George R. Lieberman	R.D. #2, Allentown, Pa.	Five (5) Common
Joseph L. Appalucci	833 Oxford Dr., Allentown, Pa.	Five (5) Common
James F. Gallo	2142 Chew Street, Allentown, Pa.	Five (5) Common
Christian Showalter	R.D. #2, Coopersburg, Pa.	Five (5) Common
Joseph J. Gander, II	2864 Edgemont Dr., Allentown, Pa.	Five (5) Common

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 27th day of September, 1974.

	(SEAL)		(SEAL)
GEORGE R. LIEBERMAN		CHRISTIAN SHOWALTER

	(SEAL)		(SEAL)
JOSEPH L. APPALUCCI		JOSEPH J. GANDER, II

	(SEAL)		(SEAL)
JAMES F. GALLO

Approved and filed in the Department of State on the 3rd day of October A.D. 1974.

Secretary of the Commonwealth

NOTE:	The Articles must be accompanied with registry statement. Executed in triplicate, in the form prescribed by Section 206-B of the Act – as of which should be signed by an incorporator, as such.

Department of State

Office of the

Secretary of the Commonwealth

To all to whom these Presents shall come, Greeting:

Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

IN - TER - SPACE SERVICES, INC.

THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 3rd day of October in the year of our Lord one thousand nine hundred and seventy-four and of the Commonwealth the one hundred and ninety-ninth

Secretary of the Commonwealth

SCB BCL 806 (Rev 8-72)
	54631558
Filling Fee: $40	(Line for numbering)
AB - 2	604177
Articles of Amendment– Domestic Business Corporation	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
		(Box of Certification)

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364. S. §1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is:

IN-TER-SPACE Services, Inc.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1444 Hamilton Street, 5th Floor
(Number)	(Street)

Allentown	Pennsylvania
(City)	(ZIP CODE)

3. The statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law approved May 5, 1933, P.L. 364, as amended

4. The date of its incorporation is:	October 3, 1974

5. (Check, and if appropriate, complete one of the following):

☒ The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The 17th day of July, 1984.

Place:	2460 Parwood Drive, Allentown, Penna. 18103

Kind and period of notice	WRITTEN NOTICE – JULY 2, 1984

☐ The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

(a) The total number of shares outstanding was:

25 shares

(b) The number of shares entitled to vote was:

25 shares

7. In the action taken by the shareholders:

(a)	The number of shares voted in favor of the amendment was:

25 shares

(b)	The number of shares voted against the amendment was:

None

8. The amendment adopted by the shareholders, set forth in full, is as follows:

Upon motion duly made and seconded and unanimously carried it was:

Resolved, that the corporation increase the authorization of shares from 25 to 100,000.

PAR VALUE $1.00 PER SHARE

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 28th day of Sept, 1984.

Attest:		IN-TER-SPACE SERVICES, INC.
(NAME OF CORPORATION)

By:
(SIGNATURE)		(SIGNATURE)

Vice President
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)		(TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

A.	Any necessary copies of Form DSCB: 17.2 (Consent to Appropriation of Name) or Form DSCB: 17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.	Any necessary governmental approvals shall accompany this form.

C.	Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D.	If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E.	If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F.	BCL §807 (15 P.S. §1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

To All to Whom These Presents Shall Come, Greeting:

Whereas, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as mended, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under subject to the provisions of that Law, and

Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

IN-TER-SPACE Services, Inc.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 5th day of October in the year of our Lord one thousand nine hundred and eighty four and of the Commonwealth the two hundred and ninth.

Secretary of Commonwealth

APPLICANT’S ACCT. NO.
DSCB: BCL-307. (Rev. 8-72)	8718-1683
	(Line for numbering)
Filing Fee: $49
AB-2	604177
Statement of Change of Registered Office-Domestic Business Corporation	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT FO STATE CORPORATION BUREAU
		Box of Certification

In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

1. The name of the corporation is:

    In-Ter-Space Services, Inc.

2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

    1444 Hamilton St. 5th Flr.

                (NUMBER)                                                                                                                                            (STREET)

    Allentown                                                                                                                       Pennsylvania                18102

                (CITY)                                                                                                                                                  (ZIP CODE)

3. The address to which the registered office in this Commonwealth is to be changed is:

    4601  Crackersport Road

                (NUMBER)                                                                                                                                            (STREET)

    Allentown                                                                                                                       Pennsylvania                18104

                (CITY)                                                                                                                                                  (ZIP CODE)

4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized offices, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this Ninth day of February, 1987.

IN-TER-SPACE SERVICES, INC.
NAME OF CORPORATION

By:
(SIGNATURE)

President
(TITLE PRESIDENT VICE PRESIDENT ETC.)

Attest:

(SIGNATURE)

Asst. Secretary
(TITLE SECRETARY ASSISTANT SECRETARY ETC.)

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

June 23, 2006

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING :

IN-TER-SPACE SERVICES, INC.

I, Pedro A. Cortes, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments.

which appear of record in this department

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written. Secretary of Commonwealth StMARTZ